UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): April 25, 2008 (April 25, 2008)

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2008, Felix J. Dawson resigned as a Class A manager and Chairman of the Board of Managers of Constellation Energy Partners LLC (the “Company”), effective May 2, 2008.

Also effective May 2, 2008, Andrew C. Kidd has been appointed by Constellation Energy Partners Management LLC (“CEPM”), the sole owner of the Company’s Class A units, to serve as a Class A manager of the Board of Managers of the Company. CEPM is an indirect wholly-owned subsidiary of Constellation Energy Commodities Group, Inc. (“CCG”), which is an indirect wholly-owned subsidiary of Constellation Energy Group, Inc. (“CEG”). Mr. Kidd is Deputy General Counsel of CEG and Vice President and General Counsel of CCG. Mr. Kidd will receive no compensation for his service on the Board of Managers.

John R. Collins, a current Class A manager, will become Chairman of the Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: April 25, 2008	By:	/s/ Sean J. Klein
Sean J. Klein
Secretary